EXHIBIT 23.5

Consent of Independent Auditor

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Schedule B of the Securities Act of 1933) and related Prospectus of Japan International Cooperation Agency for the registration of $1,776,750,000 of its Debt Securities and to the incorporation by reference therein of our reports dated September 27, 2022 and June 18, 2021 with respect to the financial statements of the general account of Japan International Cooperation Agency, included in its Annual Report (Form 18-K) for the fiscal year ended March 31, 2022 and 2021, respectively, filed with the Securities and Exchange Commission.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan

December 22, 2022

Exhibit 23.5-1

Consent of Independent Auditor

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Schedule B of the Securities Act of 1933) and related Prospectus of Japan International Cooperation Agency for the registration of $1,776,750,000 of its Debt Securities and to the incorporation by reference therein of our reports dated September 27, 2022 and June 18, 2021 with respect to the financial statements of the finance and investment account of Japan International Cooperation Agency, included in its Annual Report (Form 18-K) for the fiscal year ended March 31, 2022 and 2021, respectively, filed with the Securities and Exchange Commission.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan

December 22, 2022

Exhibit 23.5-2